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Exhibit 10.5

FIRST AMENDMENT TO
TERM LOAN CREDIT AGREEMENT

among

Apartment Investment and Management Company,
AIMCO Properties, L.P.,
AIMCO/Bethesda Holdings, Inc., and
NHP Management Company,

as Borrowers,

Bank of America, N.A.,
as Administrative Agent

and

The Other Financial
Institutions Party Hereto

Dated as of September 30, 2003

Banc of America Securities LLC
as Sole-Lead Arranger

and

Sole Bookrunner

FIRST AMENDMENT TO
TERM LOAN CREDIT AGREEMENT

        This FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this "Amendment") is dated as of September 30, 2003 (the "Amendment Effective Date") and entered into by and among APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (the "REIT"), AIMCO PROPERTIES, L.P., a Delaware limited partnership ("AIMCO"), AIMCO/BETHESDA HOLDINGS, INC., a Delaware corporation ("AIMCO/Bethesda") and NHP MANAGEMENT COMPANY, a District of Columbia corporation ("NHP Management") (the REIT, AIMCO, AIMCO/Bethesda and NHP Management collectively referred to herein as "Borrowers"), BANK OF AMERICA, N.A. ("Bank of America"), as Administrative Agent (in such capacity, "Administrative Agent"), and the Lenders party hereto, and is made with reference to that certain Term Loan Credit Agreement, dated as of May 30, 2003, by and among Borrowers, each lender from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (the "Credit Agreement") (the Credit Agreement as amended by this Amendment, the "Amended Agreement"). Capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement unless otherwise defined herein.

RECITALS

        WHEREAS, Borrowers desire to amend the Credit Agreement as more particularly set forth below;

        WHEREAS, pursuant to the Credit Agreement, certain of the amendments set forth herein require the consent of the Supermajority Lenders, and the Supermajority Lenders hereby consent thereto;

        NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein, the parties agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1   Amendment to Subsection 1.01 Defined Terms.

        A.    The defined terms "Adjusted Fixed Charges" and "Adjusted Fixed Charges Coverage Ratio" are deleted in their entirety.

        B.    The defined term "Funds From Operations" is deleted in its entirety and replaced with the following:

          "Funds From Operations" means, with respect to Borrowers and their Subsidiaries on a consolidated basis, net income calculated in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus real estate depreciation and amortization (excluding amortization of financing costs), plus amortization associated with the purchase of property management companies, and after adjustments for unconsolidated partnerships and joint ventures (with adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis) together with adjustments for the non-cash deferred portion of any income tax provision for unconsolidated subsidiaries and the payment of dividends on preferred Stock, as interpreted by the National Association of Real Estate Investment Trusts in its March, 1995, White Paper on Funds From Operations; provided, however, the following shall be excluded when calculating "Funds From Operations": (i) non-cash adjustments for preferred Stock issuance costs, (ii) non-cash adjustments for loan amortization costs, and (iii) interest expense charges (or benefits) for minority interest marked-to-market adjustments arising under Statement of Financial Accounting Standards No. 150 of the Financial Accounting Standards Board ("FAS 150") as interpreted under GAAP.

        C.    The defined term "Gross Asset Value" is deleted in its entirety and replaced with the following:

          "Gross Asset Value" means as of any date of determination, the sum of the following, determined for Borrowers, the Guarantors and their respective Subsidiaries:

          (i)    Cash (including Restricted Cash) and Cash Equivalents of both consolidated and unconsolidated Persons, which Cash and Cash Equivalents are owned, directly or indirectly, by Borrowers, the Guarantors or their respective Subsidiaries as of such date of determination;

          (ii)   GP Loans valued at net realizable value as of such date of determination determined in accordance with GAAP;

          (iii)  with respect to all real estate assets wholly or partially owned by such Person(s) throughout the most recent four calendar quarters ending on or prior to such date of determination (other than Real Property Assets Under Development), the Adjusted Total NOI attributable to such real estate assets for such four quarter period divided by 8.75%;

          (iv)  with respect to all real estate assets wholly or partially owned by such Person(s) on such date of determination, but acquired less than four calendar quarters but at least one calendar quarter preceding such date of determination (other than Real Property Assets Under Development), the Adjusted Total NOI attributable to such real estate assets for the number of full calendar quarters that such Person(s) owned such assets measured on an annualized basis and divided by 8.75%;

          (v)   with respect to all real estate assets owned by such Person(s) on such date of determination, but acquired less than one calendar quarter preceding such date of determination (other than Real Property Assets Under Development), 95% of the purchase price paid by such Person(s) for such assets;

          (vi)  the gross book value of Real Property Assets Under Development as of such date of determination; and

          (vii) an amount equal to 400% of Management EBITDA for the four consecutive fiscal quarter period preceding such date of determination.

        D.    The defined term "Indebtedness" is deleted in its entirety and replaced with the following:

          "Indebtedness" of any Person means without duplication, (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, (c) all direct or contingent obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or noncontingent), (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Properties, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Properties acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such properties), (f) all Capital Lease Obligations, (g) all net obligations with respect to Swap Agreements, (h) all obligations (other than, in the case of the REIT, the obligation to acquire Partnership Units in exchange for shares of common Stock of the REIT) to purchase, redeem, or acquire any Stock of such Person or its Affiliates that, by its terms or by the terms of any security into which it is convertible or exchangeable, (x) is, or upon the happening of any event (other than a change of control event as may be set forth in certain securities of the REIT and/or AIMCO which has not occurred prior to the date of determination hereunder) or the passage of time would be, required to be redeemed or repurchased by such Person or its Affiliates, including at the option of the holder, in whole or in part, or (y) has, or upon the happening of an event (other than the above change of control event as may be set forth in certain securities of the REIT and/or AIMCO which has not occurred prior to the date of determination hereunder) or passage of time would have, a redemption or similar payment due, in each case of clauses (x) and (y) before the date which is the one (1) year anniversary of the then effective Maturity Date (excluding, however, any such preferred Stock which is convertible only into common Stock of the REIT), (i) any direct or contingent obligations or liabilities under any equity forward agreements or transactions or under any similar arrangements or transactions, (j) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Properties (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (k) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. "Indebtedness" shall also include such Person's share of the Indebtedness of any partnership or joint venture in which such Person, directly or indirectly, holds any interest, and any direct or indirect Recourse or contingent obligations of such Person with respect to Indebtedness of such partnership or joint venture in excess of its proportionate share. Solely for purposes of Section 7.14 only, "Indebtedness" shall exclude Intra-Company Debt, security deposits, accounts payable and accrued liabilities, any prepaid rent (as such terms are defined under GAAP) and that portion of the Contingent Acquisition Note, if any, which is not required under GAAP to be shown as indebtedness of any Borrower or any of their Subsidiaries at any time (including in the event of any acceleration thereof). Notwithstanding the foregoing, "Indebtedness" shall only include the net obligations of the REIT, AIMCO and NAPICO under the REAL Litigation Settlement Agreement, which shall be calculated quarterly based on the sum of (x) the difference of (A) $25,000,000 less (B) an amount equal to the product of (1) the then remaining number of shares of Cash Deposit Stock held by the REIT or an Affiliate of the REIT in escrow times (2) the average closing share price of such Cash Deposit Stock on the NYSE over the 21 trading day period immediately prior to each quarter-end and (y) the difference of (A) (without duplication) the outstanding NAPICO Notes and the REAL Litigation Guaranty less (B) an amount equal to the product of (1) the then remaining number of shares of Mirror Notes Stock held by NAPICO or an Affiliate of NAPICO as pledgee times (2) the average closing share price of such Mirror Notes Stock on the NYSE over the 21 trading day period immediately prior to each quarter-end. In all events, the net obligations of the REIT, AIMCO and NAPICO under the REAL Litigation Settlement Agreement shall not be less than zero.

        E.    The defined term "Interest Expense" is deleted in its entirety and replaced with the following:

          "Interest Expense" means, for any Person and for any period, without double counting any item, the sum of (x) gross interest expense paid in, incurred or accrued during such period by such Person (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments), including any amounts as capitalized interest, plus (y) dividends paid in, incurred or accrued during such period by such Person with respect to Trust Based Convertible Preferred Securities, plus (z) the portion of the upfront costs and expenses for Swap Agreements entered into by such Person (to the extent not included in gross interest expense) fairly allocated to such Swap Agreements as expenses for such period, as determined for such Person in accordance with GAAP; provided that all interest expense accrued by Borrowers and their respective Subsidiaries during such period, even if not payable on or before the Maturity Date, shall be included with "Interest Expense". Notwithstanding the foregoing, "Interest Expense" shall not include (i) amortization of loan costs and interest accrued under any Intra-Company Debt or (ii) interest expense charges (or benefits) from minority interest marked-to-market adjustments arising under FAS 150 as interpreted under GAAP.

        F.    The following defined terms shall be inserted in the correct alphabetical location as follows:

          "Leverage Premium" means, upon the Borrowers' election of a Temporary Leverage Increase for more than two consecutive quarters, an additional 25 basis points per annum increase in the Applicable Margin. The Leverage Premium shall be in effect from the date the Compliance Certificate in which the Borrowers have elected a Temporary Leverage Increase for more than two consecutive quarters is received by Administrative Agent to but excluding the date the next Compliance Certificate in which the Borrowers do not elect a Temporary Leverage Increase is received by Administrative Agent.

          "Mirror Notes" means the indemnity obligations of The Casden Company, a California corporation ("The Casden Company"), to NAPICO, which may be evidenced by certain non-recourse promissory notes issued by The Casden Company or one of its Affiliates to

  NAPICO or one of its Affiliates, which will have the same interest rate and maturity schedule as the NAPICO Notes.

          "REAL Litigation Settlement Agreement" means that certain Settlement Agreement, dated as of August 12, 2003, by and among the REIT, AIMCO, National Partnership Investment Corp., a California corporation ("NAPICO"), Cerberus Partners, L.P., a Delaware limited partnership, XYZ Holdings, LLC, a Delaware limited liability company, Alan I. Casden, an individual, The Casden Company, a California corporation and Casden Investment Corp., a California corporation with respect to the settlement of In re Real Estate Associates Limited Partnership Litigation, CV 98-7035 DDP, United States District Court, Central District of California (the "REAL Litigation").

          "REAL Litigation Settlement Obligations" means, collectively, (i) Loans in the aggregate principal amount of $25,000,000 which were used by the REIT or one of its Affiliates to make a cash deposit in escrow for the benefit of the plaintiffs of the REAL Litigation (the "Cash Deposit"), and (ii) certain promissory notes made by NAPICO in the aggregate amount of $35,000,000 in favor of the plaintiffs of the REAL Litigation (the "NAPICO Notes") and that certain Guaranty made by AIMCO in favor of the plaintiffs of the REAL Litigation with respect to the payment and performance of the NAPICO Notes (the "REAL Litigation Guaranty").

          "REAL Litigation Settlement Pledged Stock" means, collectively, (i) 531,915 shares of common Stock of the REIT placed in escrow by The Casden Company for release to the REIT in connection with the Cash Deposit (the "Cash Deposit Stock"), as such number of shares may be reduced from time to time pursuant to the REAL Litigation Settlement Agreement, and (ii) 744,681 shares of common Stock of the REIT (plus up to 60,000 additional shares for accrued interest) pledged by The Casden Company or one of its Affiliates to NAPICO to secure the payment of the Mirror Notes (the "Mirror Notes Stock"), as such number of shares may be reduced from time to time pursuant to the REAL Litigation Settlement Agreement.

          "Temporary Leverage Increase" means, upon the Borrowers' election by indicating their election in writing on the quarterly Compliance Certificate delivered to Administrative Agent pursuant to Section 6.02(b), an increase in the ratios set forth in either Section 7.14(e) or (f). A Temporary Leverage Increase shall be in effect for the fiscal quarter elected by the Borrowers on the Compliance Certificate.

1.2   Amendment to Section 1.03 Accounting Terms.

        A.    Subsection 1.03 shall be deleted in its entirety and replaced with the following:

          (a)   All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations but excluding financial statements) required to be submitted by this Agreement shall be prepared in conformity with, GAAP as in effect on September 30, 2003, except as otherwise specifically prescribed herein.

          (b)   If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either Borrowers, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders, Administrative Agent and Borrowers); provided, that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

1.3   Amendment to Section 2.05 Principal and Interest; Default Rate.

        A.    Subsection 2.05(c) shall be deleted in its entirety and replaced with the following:

          (c)   Each Offshore Rate Loan shall bear interest for each day during the Interest Period with respect thereto at a rate per annum equal to the Offshore Rate determined for such day plus 285 basis points per annum.

        B.    Subsection 2.05(d) shall be deleted in its entirety and replaced with the following:

          (d)   Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus 115 basis points per annum.

1.4   Amendment to Section 6.02 Certificates, Notices and Other Information.

        A.    Subsection 6.02(b) shall be amended by deleting clause (1) thereof in its entirety and replacing it with the following:

        (1)   a duly completed Compliance Certificate signed by a Responsible Officer of Borrowers, with such supporting information as may be requested by Administrative Agent, including a statement as to whether any change in GAAP or in the application thereof has occurred since September 30, 2003, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate and setting forth a certified reconciliation between calculations of the financial ratios or requirements made before and after giving effect to such change in GAAP.

1.5   Amendment to Section 7.05 Investments.

        A.    Subsection 7.05 shall be amended by deleting the word "and" at the end of clause (m) thereof, deleting the period from the end of clause (n) thereof and replacing it with "; and" and adding a new clause (o) which will read as follows:

          (o)   Investments in the Mirror Notes and the REAL Litigation Settlement Pledged Stock securing the Mirror Notes required pursuant to the REAL Litigation Settlement Agreement.

1.6   Amendment to Section 7.07 Restricted Payments.

        A.    Subsection 7.07 shall be deleted in its entirety and replaced with the following:

        7.07    Restricted Payments.

          (a)   (i) Declare or make any Restricted Payment or any distribution of any Properties (including cash, rights, obligations, partnership interests or Partnership Units, on account of any partnership interests, Partnership Units or Stock) to any Person (other than Borrowers or a Wholly-Owned Subsidiary), or (ii) purchase, redeem or otherwise acquire for value any of its partnership interests, Partnership Units or Stock, now or hereafter outstanding, from any Person (other than Borrowers or a Wholly-Owned Subsidiary) (all of the foregoing set forth in clauses (i) and (ii), collectively, being "distributions"), except for the following: (A) the exchange of common Stock of the REIT for Partnership Units; (B) if no Default or Event of Default exists under Section 8.01(a), (b) or (c) as a result of a breach of Section 7.14, then the Borrowers and all such Subsidiaries may make "distributions" during any four consecutive fiscal quarter period in an amount in the aggregate which does not exceed the greater of (1) 90% of Funds From Operations for each four consecutive fiscal quarter period ending on the last day of each fiscal quarter, or (2) such amount as may be necessary to maintain REIT Status ("distributions" under this clause (B) shall not include any "distributions" under clauses (A) or (C)); (C) that if no Default or Event of Default exists, the Borrowers and all such Subsidiaries may undertake Permitted Preferred Stock Redemptions; provided, that, prior to making any Permitted Preferred Stock Redemptions, Borrowers shall first certify in writing to Administrative Agent (i) that the Net Issuance Proceeds or Net Disposition Proceeds referred to in the definition of "Permitted Preferred Stock Redemptions" have been, or will be, applied as and to the extent required under Section 2.06 of the Revolver Credit Agreement, and (ii) that the use of funds to make such Permitted Preferred Stock Redemptions shall not cause a Default or an Event of Default under this Agreement; and (D) (1) the exercise by the Borrowers of their right as a secured party to take possession of the Mirror Note Stock after a default under the Mirror Note Stock pledge agreement and in accordance with the REAL Litigation Settlement Agreement, and (2) the release to the Borrowers of the Cash Deposit Stock currently held in escrow for the benefit of the Borrowers in accordance with the REAL Litigation Settlement Agreement; provided, however, that nothing in this Section 7.07 shall prohibit (A) any Borrower or any Subsidiary of Borrower from making tenders for or otherwise acquiring for value any partnership interest, Partnership Units or Stock, now or hereafter outstanding, of any Borrower or any Subsidiary of any Borrower which were not issued by such acquiring Borrower or Subsidiary or (B) any distribution of Property by any Borrower Party, or any Affiliate thereof, in the Ordinary Course of Business and pursuant to such Borrower Party's or Affiliate's Organization Documents, including (x) any distribution of proceeds from Dispositions permitted under Section 7.04, (y) any distribution of proceeds from Dispositions in the Ordinary Course of Business and (z) any distribution by a non-Wholly-Owned Subsidiary to any Borrower, any of Borrowers' Subsidiaries or to any other Person holding an equity interest in such non-Wholly-Owned Subsidiary.

          (b)   (i) Permit any Subsidiary to make a demand under any Intra-Company Debt which is payable upon demand at any time after the Revolving Commitment Termination Date, or (ii) permit any payment with respect to Intra-Company Debt while any Event of Default is continuing.

1.7   Amendment to Section 7.14 Financial Covenants

        A.    Subsection 7.14 shall be deleted in its entirety and replaced with the following:

        7.14    Financial Covenants.

          (a)   Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 1.40:1.00.

          (b)   Intentionally Omitted.

          (c)   Permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than 2.00:1.00.

          (d)   Permit the Unsecured Debt Service Coverage Ratio as of the end of any fiscal quarter to be less than 3.00:1.00.

          (e)   Permit the ratio of Total Combined Debt to Gross Asset Value to exceed 0.55:1.00 at any time; provided, however, at any time during a Temporary Leverage Increase, the ratio shall not exceed 0.575:1.00; and provided, further, that for purposes of this Section 7.14(e), Gross Asset Value shall be reduced by an amount equal to the excess, if any, of (x) the sum of the amounts, as on the date of determination, from clauses (ii), (vi) and (vii) set forth in the definition of "Gross Asset Value" over (y) 15% of the sum of the amounts, as on such date of determination, from clauses (i), (iii), (iv) and (v) set forth in the definition of "Gross Asset Value".

          (f)    Permit the ratio of Total Obligations to Gross Asset Value to exceed 0.65:1.00 at any time; provided, however, at any time during a Temporary Leverage Increase, the ratio shall not exceed 0.675:1.00; and provided, further, that for purposes of this Section 7.14(f), Gross Asset Value shall be reduced by an amount equal to the excess, if any, of (x) the sum of the amounts, as on the date of determination, from clauses (ii), (vi) and (vii) set forth in the definition of "Gross Asset Value" over (y) 15% of the sum of the amounts, as on such date of determination, from clauses (i), (iii), (iv) and (v) set forth in the definition of "Gross Asset Value".

          (g)   Permit the Encumbered Property Debt Coverage Ratio as of the end of any fiscal quarter to be less than 1.50:1.00.

          (h)   Permit the Consolidated Net Worth of the REIT and its Subsidiaries on a consolidated basis to be less at any time than the sum of (x) $3,230,456,000 plus (y) 85% of the Net Issuance Proceeds of all issuances of Stock or Partnership Units from and after September 30, 2002.

          Notwithstanding anything to the contrary contained herein, the Borrowers acknowledge and agree that in determining EBITDA and Net Operating Income for the Borrowers and their Subsidiaries, any items of net income (or net loss) on account of the operations of an Institutional Joint Venture shall not be included in the determination of EBITDA and/or Net Operating Income unless the Cash or Cash Equivalents related thereto have been distributed to Borrowers or their Wholly-Owned Subsidiaries which are Guarantors or are otherwise available to be so distributed without restriction, excluding ordinary course restrictions which limit distributions to a quarterly or more frequent basis.

1.8   Amendment to Exhibit B—Form of Compliance Certificate.

        A.    Exhibit B—Form of Compliance Certificate shall be deleted in its entirety and replaced with Exhibit B—Form of Compliance Certificate attached hereto as Annex I.

Section 2. CONDITIONS TO EFFECTIVENESS

        This Amendment shall become effective as of the Amendment Effective Date, at such time that all of the following conditions are satisfied:

        A.    Supermajority Lenders shall have executed this Amendment;

        B.    Guarantors and Pledgors shall have executed this Amendment with respect to Section 5;

        C.    On or before the Amendment Effective Date, Borrowers shall have paid to Administrative Agent an amendment fee in an aggregate amount equal to the sum of 20 basis points times the Pro Rata Shares of Combined Commitments of each Lender who is party to this Amendment. The amendment fee will be distributed to each Lender who is a party to this Amendment in accordance with the foregoing;

        D.    If required by Administrative Agent, Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of counsel for Borrowers, Guarantors and Pledgors in form and substance satisfactory to Administrative Agent and its counsel, dated as of the Amendment Effective Date, with respect to the validity, binding effect and enforceability of this Amendment, and due authorization, execution and delivery thereof, and as to such other matters as Administrative Agent acting on behalf of Lenders may request;

        E.    Administrative Agent and its counsel shall have received executed resolutions from Borrowers, Guarantors and Pledgors authorizing the entry into and performance of this Amendment and the Credit Agreement as amended, all in form and substance satisfactory to Administrative Agent and its counsel;

        F.    Borrowers shall have paid the fees, costs and expenses of Administrative Agent's counsel in connection with this Amendment;

        G.    Administrative Agent shall have received evidence satisfactory to it and its counsel that the Casden Agent and the Casden Lenders (i) have modified, or concurrently with the Amendment Effective Date will modify, the Casden Loan and the Casden Credit Agreement in a manner satisfactory to Administrative Agent and the Lenders and Administrative Agent shall have been provided with true, correct and complete copies of the documents effecting such modifications to the Casden Loan and Casden Credit Agreement and (ii) have consented to or waived their right to consent to the Borrowers', Guarantors' and Pledgors' execution and delivery of this Amendment; and

        H.    Administrative Agent shall have received evidence satisfactory to it and its counsel that the Revolver Agent (as defined herein) and the Revolver Lenders (i) have modified, or concurrently with the Amendment Effective Date will modify, the Revolver Credit Agreement in a manner satisfactory to Administrative Agent and the Lenders and Administrative Agent shall have been provided with true, correct and complete copies of the documents effecting such modifications to the Revolver Credit Agreement and (ii) have consented to or waived their right to consent to the Borrowers', Guarantors' and Pledgors' execution and delivery of this Amendment.

Section 3. BORROWERS' REPRESENTATIONS AND WARRANTIES

        In order to induce the Supermajority Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers represent and warrant to each Lender that the following statements are true, correct and complete:

        3.1   Corporate Power and Authority. Borrowers have all requisite power and authority to enter into this Amendment and any other agreements, guaranties or other operative documents to be delivered pursuant to this Amendment, to carry out the transactions contemplated by, and perform their obligations under, the Amended Agreement. Each of the Borrowers, Pledgors and Guarantors is in good standing in the respective states of their organization on the Amendment Effective Date;

        3.2   Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary action on the part of Borrowers and the other parties delivering any of such documents, as the case may be. Except as disclosed on Schedule 3.2, the organizational documents of the Borrowers, Pledgors and Guarantors have not been modified in any material respect since May 30, 2003;

        3.3   No Default. After giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement as of the Amendment Effective Date. Further, after giving effect to this Amendment, no Default or Event of Default would result under the Amended Agreement from the consummation of this Amendment;

        3.4   No Conflict. The execution, delivery and performance by Borrowers, Pledgors and Guarantors of this Amendment and the performance of the Amended Agreement by Borrowers, Pledgors and Guarantors does not and will not (i) violate any provision of any applicable material law or any governmental rule or regulation applicable to Borrowers, Pledgors, Guarantors or any of their Subsidiaries, the Organization Documents of Borrowers, Pledgors, Guarantors or any of their Subsidiaries or any order, judgment or decree of any court or other Governmental Authority binding on Borrowers, Pledgors, Guarantors or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrowers, Pledgors, Guarantors or any of their Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrowers, Pledgors, Guarantors or any of their Subsidiaries not otherwise permitted by the Amended Agreement, or (iv) require any approval of members or stockholders or any approval or consent of any Person under any Contractual Obligation of Borrowers, Pledgors, Guarantors or any of their Subsidiaries, except for such approvals or consents which have been or will be obtained on or before the Amendment Effective Date and such approvals or consents disclosed in writing to Lenders in accordance with Section 5.03 of the Credit Agreement;

        3.5   Governmental Consents. The execution and delivery by Borrowers, Guarantors and Pledgors of this Amendment and the performance by Borrowers, Guarantors and Pledgors under the Amended Agreement does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body;

        3.6   Binding Obligation. The Credit Agreement, as amended by this Amendment, has been duly executed and delivered by Borrowers, Pledgors and Guarantors and is enforceable against Borrowers, Pledgors and Guarantors in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; and

        3.7   Incorporation of Representations and Warranties From Credit Agreement. After giving effect to this Amendment, the representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such date, except representations and warranties solely to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Section 4. MISCELLANEOUS

4.1   Reference to and Effect on the Credit Agreement and the Other Loan Documents.

        A.    On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

        B.    Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

        C.    The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

        4.2   Fees and Expenses. Borrowers acknowledge that all reasonable costs, fees and expenses incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers. On or before October    , 2003, the Borrowers hereby agree to pay the reasonable fees, cost and expenses of Administrative Agent's counsel in connection with this Amendment.

        4.3   Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

        4.4   Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by each Borrower and each Lender, and receipt by Borrowers and Administrative Agent of written, facsimile or telephonic notification of such execution and authorization of delivery thereof.

        4.5   Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties with respect to the amendment to the Credit Agreement, and supersedes all prior agreements and understandings, oral or written, relating thereto.

Section 5. ACKNOWLEDGEMENT AND CONSENT

        A.    Guarantors are party to that certain Amended and Restated Payment Guaranty, dated as of May 30, 2003, to the extent amended hereby, pursuant to which Guarantors have guarantied the Obligations. Pledgors are party to that certain Borrowers Pledge Agreement, dated as of May 30, 2003, to the extent amended hereby, pursuant to which Pledgors have pledged the Pledged Collateral as security for the Secured Obligations (as defined in the Borrowers Pledge Agreement).

        B.    Each Guarantor and each Pledgor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Guaranty to which it is a party or otherwise bound, and each Pledgor hereby confirms that the Pledge Agreement to which it is a party or otherwise bound, will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all of the "Indebtedness" (as defined in the applicable Guaranty) or the "Secured Obligations" (as defined in the Borrowers Pledge Agreement), as the case may be, including without limitation the payment and performance of all such "Indebtedness" or "Secured Obligations", as the case may be, with respect to the Obligations of Borrowers now or hereafter existing under or in respect of the Credit Agreement (as amended hereby) and the Notes defined therein.

        C.    Each Guarantor acknowledges and agrees that any Guaranty to which it is a party or otherwise bound, and each Pledgor acknowledges and agrees that the Pledge Agreement to which it is a party or otherwise bound, shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor and each Pledgor represents and warrants that all representations and warranties contained in the Credit Agreement and the Guaranty and/or the Pledge Agreement, as the case may be, to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        D.    Each Guarantor and each Pledgor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor or such Pledgor, as the case may be, is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor or such Pledgor to any future amendments to the Credit Agreement.

        E.    Each Lender hereby (i) acknowledges that it has received and reviewed the terms and provisions of that certain Sixth Amendment to Interim Credit Agreement, dated as of September 30, 2003 (the "Casden Amendment") among the REIT, AIMCO, NHP Management (collectively, the "Casden Borrowers"), Lehman Commercial Paper Inc., as administrative agent, syndication agent and a lender ("Lehman"), each lender from time to time party thereto, and Lehman Brothers Inc., as sole lead arranger, and (ii) consents to the modifications and amendments as set forth in the Casden Amendment to the Casden Credit Agreement and the Casden Loan Documents.

        F.    Each Lender hereby (i) acknowledges that it has received and reviewed the terms and provisions of that certain Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of September 30, 2003 (the "Revolver Amendment") among the REIT,

AIMCO, NHP Management and AIMCO/Bethesda (collectively, the "Revolver Borrowers"), Bank of America, N.A., as administrative agent and letter of credit issuing lender (in such capacity, the "Revolver Agent"), and each lender from time to time party thereto, and (ii) consents to the modifications and amendments as set forth in the Revolver Amendment to the Revolver Credit Agreement and the Revolver Loan Documents.

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  Exhibit 10.5